Exhibit 4.1


          SHARE OPTION PLAN FOR EMPLOYEES, OFFICERS AND DIRECTORS
           OF CGI GROUP INC., ITS SUBSIDIARIES AND ITS ASSOCIATES

1.   DEFINITIONS
     -----------

     For the purposes hereof and unless the context otherwise requires:

     1.1. "ASSOCIATE" has the meaning ascribed to such term in the Securities Act (Ontario);

     1.2.   "BOARD" means the board of directors of the Company;

     1.3. "COMMITTEE" means the Human Resources and Corporate Governance Committee of the Board;

     1.4.   "COMPANY" means CGI Group Inc.;

     1.5. "DIRECTOR" means a director of the Board of Directors of the Company, of any of its Subsidiaries or of any of its Associates;

     1.6. "EMPLOYEE" means any full-time employee of the Company, of any of its Subsidiaries or of any of its Associates;

     1.7. "OFFICER" means any officer of the Company, of any of its Subsidiaries or of any of its Associates;

     1.8.   "OPTION" an option to purchase Shares granted under the Plan;

     1.9.   "OPTION PERIOD" has the meaning ascribed to such expression in
            Section 6.1 hereof;

     1.10. "OPTIONEE" means an Employee, an Officer or a Director to whom an Option has been granted under the Plan;

     1.11. "OUTSTANDING ISSUE" means the aggregate number of Shares and Class B shares (multiple voting) outstanding;

     1.12. "PLAN" means this Share Option Plan for Employees, Officers and Directors of the Company, its Subsidiaries and its Associates;

     1.13. "SHARES" means the Class A Subordinate Shares of the Company which may be purchased upon the exercise of an Option;

     1.14. "SUBSIDIARY" means any corporation controlled, directly or indirectly, by the Company.

2.   PURPOSE OF THE PLAN
     -------------------

     The Plan has been established to allow certain Employees, Directors and Officers to purchase Shares directly from the Company.

3.   ADMINISTRATION
     --------------

     The Plan shall be administered by the Committee. The Committee shall have full power and authority to designate the Employees, Directors and Officers who are to receive Options under the Plan, the number and subscription price of such Options, the Option Period and the vesting period, as the case may be, and otherwise to interpret and construe the terms and conditions of each Option granted under the Plan. Any determination by the Committee shall be final and conclusive. The Committee shall have the right to vary the terms upon which Options are granted to particular Optionees, subject to the rules of the Toronto Stock Exchange. The day-to-day administration of the Plan may be delegated to such officers of the Company as the Committee in its sole discretion shall determine.

4.   SHARES SUBJECT TO THE PLAN
     --------------------------

     The number of Shares issuable upon the exercise of Options shall not exceed 28,328,020 Shares, subject to adjustments made pursuant to section 11 and to the following. Any Shares covered by Options which have expired without having been exercised shall be available for any subsequent Option under the Plan.

5.   GRANT OF OPTIONS
     ----------------

     The Committee shall from time to time designate Employees, Directors and Officers to whom Options shall be granted and determine the number of Shares covered by each Option and the vesting period. Each Option granted shall be confirmed by a letter of the Secretary of the Company sent to the Optionee indicating the number of Shares covered by such Option, the subscription price, the Option Period and the vesting period, as the case may be. More than one Option may be granted to the same Optionee, provided that such Optionee does not hold Options covering more than 5% of the outstanding Shares. The aggregate number of Shares issuable upon the exercise of Options granted to all insiders (as defined in the Securities Act (Quebec)) of the Company under the Plan shall not exceed the majority of the Shares reserved under the Plan.

6.   OPTION PERIOD
     -------------

     6.1. Once an Option has vested, it may be exercised during a period (the "Option Period") determined by the Committee which shall not commence prior to the date of the grant of the Option and which shall terminate on or before the tenth anniversary of such date, except that:

            6.1.1. if the employment of an Optionee (other than a Director) is terminated by the Company, one of its Subsidiaries or one of its Associates, the Optionee shall be entitled to exercise his/her vested Options then outstanding, as the case may be, (i) within 90 days of the date of termination of employment, for options granted prior to September 18, 2001 or (ii) as confirmed in his/her settlement agreement and subject to the Committee approval, for options granted on or after September 18, 2001;

            6.1.2. if an Optionee (other than a Director) resigns, the Optionee shall be entitled to exercise his/her vested Options then outstanding, as the case may be (i) within 90 days of the date of termination of employment, for options granted prior to September 18, 2001, or (ii) within 90 days of the date of the last working day, for options granted on or after September 18, 2001;

            6.1.3. if an Optionee (other than a Director) dies, the legal representatives of the Optionee shall be entitled to exercise the vested Options then outstanding within 180 days of his/her death;

            6.1.4. if an Optionee (other than a Director) retires, he/she shall be entitled to exercise his/her vested Options then outstanding within 90 days of the date of retirement;

            6.1.5. in the case of an Optionee who is a Director, if such Optionee ceases to be a Director for any reason whatsoever, such Optionee (or his/her legal representative) shall be entitled to exercise his/her vested Options then outstanding within 90 days of the date he/she ceases to be a Director.

     6.2. The Committee shall have entire discretion to modify the periods referred to in Subsections 6.1.1 to 6.1.5, subject to
            (i) as the case may be, a maximum period of three years for any Employee or Officer and of one year for any Director and (ii) the Option Period terminating on or before the tenth anniversary of the date of the grant of the Option. The Committee shall also have entire discretion to accelerate the vesting of any unvested portion of an Option.

     6.3. All rights under an Option not exercised at the expiry of the Option Period or with respect to which the Option Period has not commenced prior to the death shall lapse.

7.   EXERCISE OF OPTION
     ------------------

     7.1. An Option may be exercised in whole at any time or in part from time to time during the Option Period.

     7.2. An Option may be exercised by delivery of a written notice by the Optionee to the Secretary of the Company specifying the number of Shares with respect to which the Option is being exercised and indicating the address to which the certificate representing such Shares must be delivered. Such notice shall be accompanied by a certified cheque in the amount of the subscription price payable to the order of the Company. The Company shall cause a certificate of the number of Shares indicated in the notice to be issued in the name of the Optionee and delivered to the address indicated in the notice no later than 10 business days following receipt of the notice and cheque.

8.   SUBSCRIPTION PRICE
     ------------------

     The price at which Shares may be purchased under the Plan shall be determined by the Committee on the date an Option is granted, provided however that such price may not be less than the market price of the shares being the closing sale price of the Shares on the Toronto Stock Exchange on the trading day immediately preceding the date of grant.

9.   OPTION UNASSIGNABLE
     -------------------

     The Optionee may not assign, pledge or encumber any Option nor any interest therein other than by will or under the law of succession.

10.  NON-SHAREHOLDER
     ---------------

     An Optionee shall not have any rights as a shareholder of the Company with respect to any of the Shares covered by his/her Option until the Optionee has become the registered holder of such Shares.

11.  EFFECT OF ANY AMENDMENT TO THE SHARE CAPITAL
     --------------------------------------------

     In the event of any change in the number of outstanding Shares of the Company following any share dividend, subdivision, reorganization, merger, consolidation, combination or exchange of shares or any other similar corporate change, the Board shall make an equitable adjustment to the maximum number or the class of shares issuable under the Plan or covered by outstanding Options and to be subscription price for such shares; such adjustment shall be final and binding for the purposes of the Plan.

12.  AMENDMENT AND TERMINATION
     -------------------------

     The Board may at any time and from time to time amend, suspend or terminate the Plan, in whole or in part, subject to the prior approval of the Toronto Stock Exchange.

     No such amendment, suspension or termination may, without the consent of the Optionees to whom Options have been previously granted, adversely affect the rights of such Optionees.

REVISED ON JANUARY 25, 2000,
NOVEMBER 7, 2000, APRIL 23, 2001,
AUGUST 20, 2001 AND SEPTEMBER 18, 2001